Exhibit 10.1

THE BOARD OF DIRECTORS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted at this Special Meeting of the Corporation, held in Tel Aviv, Israel this 2nd day of September, 2020;

The Board of Directors which was present for this meeting & took active part therein was:

Eyal Barad

Gabriel Yariv

Gil Feiler, as observer

WHEREAS there has been discussion amongst the Board members regarding the stability of the Company, and in particular the uncooperative behavior of Itamar Borochov,

NOW THEREFORE BE IT RESOLVED that the Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue, the Board has overwhelmingly decided and RESOLVED that:

Itamar Borochov is removed as a Director and Chairman of the Board, effective immediately.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 2nd September, 2020

_____________________

David E. Price, Esq., Corp Secretary